SCHEDULE 14C INFORMATION
                                 (Rule 14c-101)

                 Information Statement Pursuant to Section 14(c)
                     of the Securities Exchange Act of 1934


Filed by the Registrant [X] Filed by a party other than the Registrant
                        |_| Check the appropriate box:

|_|   Preliminary Proxy Statement
|_| Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
|X|   Definitive Proxy Statement
|_|   Definitive Additional Materials
|_|   Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12


                         AMERICAN PETROLEUM GROUP, INC.
                (Name of Registrant as Specified In Its Charter)

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X|   No fee required
|_|   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
      (1)   Title of each class of securities to which transaction applies:
      (2)   Aggregate number of securities to which transaction applies:
      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
      (4)   Proposed maximum aggregate value of transaction: (5) Total fee paid:
|_|   Fee paid previously with preliminary materials.
|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
      (1)   Amount Previously Paid:
      (2)   Form, Schedule or Registration Statement No.:
      (3)   Filing Party:
      (4)   Date Filed:

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                              INFORMATION STATEMENT
                                 TO STOCKHOLDERS
                                       OF
                         AMERICAN PETROLEUM GROUP, INC.
                         1400 N. Gannon Drive, 2nd Floor
                            Hoffman Estates, IL 60194
              ----------------------------------------------------

             THIS INFORMATION STATEMENT IS BEING PROVIDED TO YOU BY
                     THE BOARD OF DIRECTORS OF THE COMPANY.
                        WE ARE NOT ASKING YOU FOR A PROXY
                              AND YOU ARE REQUESTED
                             NOT TO SEND US A PROXY.

         This Information Statement is furnished to holders of shares of common stock, $.0001 par value (the "Common Stock"), of American Petroleum Group, Inc. (the "Company") to notify such stockholders that on or about October 21, 2005, the Company received written consents in lieu of a meeting of stockholders from holders of a majority of the shares of Common Stock representing in excess of
50.1 % of the total issued and outstanding shares of voting stock of the Company (the "Majority Stockholders") approving the Certificate of Amendment to the Certificate of Incorporation of the Company, pursuant to which the Company's name will change to "Triton Petroleum Group, Inc." (the "Name Change").

         This Information Statement describing the approval of the Name Change (the "Stockholder Matter") is first being mailed or furnished to the Company's stockholders on or about December 26, 2005, and such matters shall not become effective until at least 10 days thereafter. Expenses in connection with the distribution of this Information Statement will be paid by the Company and are anticipated to be less than $10,000.

         The Board of Directors knows of no other matters other than those described in this Information Statement which have been recently approved or considered by the holders of a majority of the shares of the Company's voting stock.


                          OUTSTANDING VOTING SECURITIES

         As of October 21, 2005 (the "Record Date"), out of the 100,000,000 shares of Common Stock authorized there were 17,145,500 shares of Common Stock issued and outstanding, and out of the 10,000,000 shares of preferred stock authorized there were no shares of the preferred stock outstanding.

         Only holders of record of the Common Stock at the close of business on the Record Date were entitled to participate in the written consent of the Company's stockholders. Each share of Common Stock was entitled to one (1) vote.


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

         The Company's Board of Directors approved this action as of October 21, 2005 and recommended that the Articles of Incorporation be amended in order to effectuate the name change.

         The proposed Amendment to the Articles of Incorporation to amend the name of the Corporation to "Triton Petroleum Group, Inc." was filed with the Nevada Secretary of State and was effective on December 6, 2005. If the proposed Amendment were not adopted by written majority shareholder consent, it would have been necessary for this action to be considered by the Company's shareholders at a special shareholder's meeting convened for the specific purpose of approving the Amendment.

         The elimination of the need for a special meeting of the shareholders to approve the Amendment is authorized by Section 78.320 of the Nevada Revised Statutes, (the "Nevada Law"). This Section provides that the written consent of the holders of outstanding shares of voting capital stock, having not less that the minimum number of votes which would be necessary to authorize or take the action at a meeting at which all shares entitled to vote on a matter were present and voted, may be substituted for the special meeting. According to this
Section 78.390 of the Nevada Law, a majority of the outstanding shares of voting capital stock entitled to vote on the matter is required in order to amend the Company's Articles of Incorporation. In order to eliminate the costs and management time involved in holding a special meeting and in order to effect the Amendment as early as possible in order to accomplish the purposes of the Company, the Board of Directors of the Company voted to utilize the written consent of the majority shareholders of the Company.

         The Board of Directors of the Company has determined that all Shareholders ARE NOT REQUIRED to return their certificates to have them re-issued by the Transfer Agent.


                             PRINCIPAL STOCKHOLDERS

The following table sets forth information as of October 21, 2005, with respect to the beneficial ownership of the 17,145,500 outstanding shares of the Company's Common Stock by (i) each person known by the Company to beneficially own five percent or more of the outstanding shares; (ii) the Company's officers and directors; and (iii) the Company's officers and directors as a group. A person is deemed to be a beneficial owner of any securities of which that person has the right to acquire beneficial ownership within sixty (60) days.

                                    No. of Common           % ownership
Ronald Shapss (1)                      1,750,000                 9.8
George A Campbell (1)                    250,000                 *
James J Carroll (1)                      160,000                 *
Elliot Cole (1)                          225,000                 *
Michael S. Krome, Esq. (1) (2)           300,000                 *
James W. Zimbler (2)                   1,633,000                 9.5
Richard Carter                         1,685,000                 9.8
Alpha Advisors, LLC (2)                  391,250                 *
Richard Steifel                          290,000                 *
Jesse Fuller                             887,893                 5.2
Highgate House Funds Ltd.              3,175,000                 18.5
         101 Hudson Street, Suite 3700
         Jersey City, NJ  07302
Alliance Financial
         Networks Inc. (3)               600,000                 *
         2291 Arapahoe
         Boulder, CO  80302
William Boussung (3)                     500,000                 *
         10300 West Charleston #13-378
         Las Vegas, NV  89135
Cornell Capital Partners LP.             735,000                 *
         101 Hudson Street, Suite 3700
         Jersey City, NJ 0730

Officers and Directors as a            2,685,000                 15.7
     Group (5 persons) (3)


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

      (1)   Officer/Director of the Company
      (2) Alpha Advisors, LLC is controlled by James W. Zimbler, George L. Riggs, and Michael S. Krome (who is a Director of the Company. When all of the ownership percentages are added, the control percentage for Alpha Advisors LLC is 43.1%, if voted as a block.
      (3) Alliance Financial Networks, Inc. is controlled by William Boussung. Combined, the total number of shares is 1,100,000, equaling 6.4%.


DESCRIPTION OF THE STOCKHOLDER MATTER

Approval of the Certificate of Amendment to the Company's Certificate of Incorporation and related actions.

      The Board of Directors (the "Board") by unanimous written consent dated as of October 21, 2005, and certain stockholders (the "Majority Stockholders"), owning a majority of issued and outstanding capital stock of the Company entitled to vote, by written consent dated as of October 21, 2005, approved and adopted resolutions to amend the Company's Certificate of Incorporation. The Certificate of Amendment to the Company's Certificate of Incorporation, already filed with the Secretary of State of the State of Nevada changed the Company's name to "Triton Petroleum Group, Inc." or such similar available name, and will not be effective earlier than 20 days after the mailing of this Information Statement.

Purpose of Proposed Name Change

      We negotiated an agreement with the American Petroleum Institute (API) with respect to the use of the API mark on our products, indicating that they have approved the content of our oil products.


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

      Pursuant to agreement with API we have agreed, in order to avoid any confusion with their name and associated trademark to amend our corporate name to the proposed name contained herein.

Procedure for the Approval of the Certificate of Amendment to the Company's Certificate of Incorporation

      The elimination of the need for a special meeting of the shareholders to approve the Amendment is authorized by Section 78.320 of the Nevada Revised Statutes, (the "Nevada Law"). This Section provides that the written consent of the holders of outstanding shares of voting capital stock, having not less that the minimum number of votes which would be necessary to authorize or take the action at a meeting at which all shares entitled to vote on a matter were present and voted, may be substituted for the special meeting. According to this
Section 78.390 of the Nevada Law, a majority of the outstanding shares of voting capital stock entitled to vote on the matter is required in order to amend the Company's Articles of Incorporation. In order to eliminate the costs and management time involved in holding a special meeting and in order to effect the Amendment as early as possible in order to accomplish the purposes of the Company, the Board of Directors of the Company voted to utilize the written consent of the majority shareholders of the Company.

Required Approvals Obtained

      The Board, by its unanimous written consent (the "Board Consent"), adopted resolutions approving the Certificate of Amendment to the Company's Certificate of Incorporation to amend the name of the Corporation to "Triton Petroleum Group, Inc." On the Record Date, the only issued and outstanding shares of the Company's capital stock entitled to vote on the proposed amendment were 17,145,500 shares of the Company's common stock, par value $.0001 per share (the "Common Stock"), of which the Majority Stockholders held in excess of 51% of the total stock entitled to vote on the proposed amendment. On October 21, 2005, the Majority Stockholders, by written consent in lieu of a meeting, approved the Certificate of Amendment to the Company's Certificate of Incorporation, a copy of which is attached to this Information Statement as Exhibit A. No further consents, votes or proxies are or were necessary to effect the approval of Certificate of Amendment to the Company's Certificate of Incorporation.

Dissenters' Rights of Appraisal.

      Under Nevada Law, our dissenting shareholders, if any, are not entitled to appraisal rights with respect to our amendment, and we will not independently provide our shareholders with any such right.



                             ADDITIONAL INFORMATION

      The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information including annual and quarterly reports on Form 10-KSB and 10-QSB (the "1934 Act Filings") with


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

the Securities and Exchange Commission (the "Commission"). Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained at the Commission at 100 F Street, NW Washington, D.C, 20459. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 100 F Street, NW Washington, D.C 20549, at prescribed rates. The Commission maintains a web site on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission through the Electronic Data Gathering, Analysis and Retrieval System ("EDGAR").

The following documents as filed with the Commission by the Company are incorporated herein by reference:
(1)   Quarterly Report on Form 10-QSB for the quarter ended June 30, 2005
(2)   Quarterly Report on Form 10-QSB for the quarter ended March 31, 2005;
(3) Annual Report on Form 10-KSB, as amended for the year ended December 31, 2004; and


IF YOU HAVE ANY QUESTIONS REGARDING THIS INFORMATION STATEMENT,
PLEASE CONTACT:

Mr. George Campbell
American Petroleum Group, Inc.
1400 N. Gannon Drive, 2nd Floor
Hoffman Estates, IL 60194
(847) 805-0125

By order of the Board of Directors of
American Petroleum Group, Inc.
December 6, 2005

By:    /s/ George Campbell
       -------------------------------------
Name:  George Campbell
Title: Chief Executive Officer and President


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

Exhibit A

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                         AMERICAN PETROLEUM GROUP, INC.




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

DEAN HELLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

                       -----------------------------------
                            Certificate of Amendment
                       (PURSUANT TO NRS 78.385 and 78.390)
                       -----------------------------------

Important: Read attached instructions before completing form.

ABOVE SPACE IS FOR OFFICE USE ONLY


           Certificate of Amendment to Articles of Incorporation For
           ---------------------------------------------------------
                           Nevada Profit Corporations
                           --------------------------

         (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

   AMERICAN PETROLEUM GROUP, INC.

2. The articles have been amended as follows (provide article numbers, if available):

Article 1 the name of the Corporation is amended to read:

TRITON PETROLEUM GROUP, INC.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the * articles of incorporation have voted in favor of the amendment is:

4. Effective date of filing (optional):
                                      (must not be later than 90 days after the
                                                certificate is filed)
5. Officer Signature (required):

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees. See attached fee schedule.

                                  Nevada Secretary of State AM 78.385 Amend 2003
                                                            Revised on: 11/03/03

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